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                              EXHIBIT 23.1





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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-65980 and Post-Effective Amendment No. 1 to Registration Statement No. 33-77526 on Form S-8 of our reports dated February 15, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of Fossil, Inc. for the year ended December 31, 1996.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Dallas, Texas
March 28, 1997